February 11, 2013 09:00 ET

Air Industries Group, Inc. (the "Company" or "Air Industries") Announces Listing of Shares on the Bulletin Board

BAY SHORE, NY--(Marketwire - Feb 11, 2013) - Air Industries Group, Inc. (OTCBB: AIRI) (PINKSHEETS: AIRI) announced today that it has received clearance from FINRA for quotation of the price of its common stock on the Over The Counter Bulletin Board. The common stock is listed under the symbol AIRI.BB

The Company is also preparing an application to list its shares on a major stock exchange and expects to complete the process early in the second quarter of 2013.

Mr. Michael Taglich, Chairman of Air Industries, commented: "It is gratifying to achieve our goal of listing our shares on the Bulletin Board and look forward to a listing on a major stock exchange in the near future."

ABOUT AIR INDUSTRIES GROUP, INC.

Air Industries Group, Inc. (OTCBB: AIRI) (PINKSHEETS: AIRI) is an integrated manufacturer of precision equipment assemblies and components for leading aerospace and defense prime contractors. Air Industries designs and manufactures flight critical products including flight safety parts, landing gear and components, arresting gear, flight controls, sheet metal fabrications and ground support equipment.

Certain matters discussed in this press release are 'forward-looking statements' intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company's statements regarding trends in the marketplace, the ability to realize firm backlog and projected backlog, potential future results and acquisitions, are examples of such forward-looking statements. The forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of projects due to variability in size, scope and duration, the inherent discrepancy in actual results from estimates, projections and forecasts made by management regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company's control The factors discussed herein and expressed from time to time in the Company's filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact Information

Air Industries Group, Inc.
631.881.4913
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